Exhibit 99.1

SinoHub, Inc. Reports Record Fourth Quarter and Record Full
Year 2010 Financial Results

•	Q4 2010 revenues increased 37% from Q4 2009 to $58.5 million; Q4 2010 net income increased 95% from Q4 2009 to $7.2 million, with EPS of $0.25
•	2010 revenues increased 53% from 2009 to $196.7 million, surpassing guidance; 2010 net income increased 54% from 2009 to $19.1 million, with EPS of $0.67
•	2011 revenue guidance of $255 million, an increase of 30% Year-Over-Year

SHENZHEN, China, March 14, 2011 - SinoHub, Inc. (NYSE Amex: SIHI), a rapidly-growing electronics company in the People's Republic of China, engaged in private label, custom design mobile phone manufacturing and sales (ICM) and electronic component sales and services (ECSS), today reported financial results for the fourth quarter and year ended December 31, 2010 and provided revenue guidance for 2011.

Summary Financials
Fourth Quarter 2010 Results (USD) (unaudited)
(three months ended December 31)	Q4 2010	Q4 2009	CHANGE
Sales	$58.5 million	$42.8 million	+37%
Gross Profit	$13.0 million	$6.4 million	+103%
Net Income	$7.2 million	$3.7 million	+95%
Diluted EPS	$0.25	$0.13	+88%

2010 Calendar Year Results (USD) (audited)
(year ended December 31)	2010	2009	CHANGE
Sales	$196.7 million	$128.4 million	+53%
Gross Profit	$37.8 million	$22.4 million	+69%
Net Income	$19.1 million	$12.4 million	+54%
Diluted EPS	$0.67	$0.48	+40%

Fourth Quarter 2010 Results
Sales - Total revenues for fourth quarter of 2010 increased 37% to $58.5 million from $42.8 million in the same year ago period.  ECSS, including procurement-fulfillment, spot component sales and supply chain management services, decreased 16% to $36 million during the fourth quarter of 2010. Revenue from ICM was $22.5 million for the quarter.

Fourth Quarter 2010 Revenue Breakdown By Business Unit (USD) (unaudited)
2010		2009	CHANGE
Electronic Component Sales and Services (ECSS) % of Sales	$36.0 million 61.5%	$42.8 million 100.0%	-16%
Integrated Contract Manufacturing (ICM) % of Sales	$22.5 million 38.5%	--	N/A
Total Sales	$58.5 million	$42.8 million	+37%

Gross Profit and Gross Margin - Gross profit for the fourth quarter of 2010 totaled $13.0 million an increase of 103% over $6.4 million in the fourth quarter of 2009. Gross profit margin, which benefited from the higher margin ICM business, increased from 15% in the fourth quarter of 2009 to 22.2% in the fourth quarter of 2010.

Operating Expenses - Total operating expenses were $3.3 million, or 5.6% of revenues in the fourth quarter of 2010, compared to $1.6 million, or 3.7 % of revenues in the same period in 2009. Selling, general and administrative expenses increased 62% to $2.1 million in the fourth quarter of 2010 from $1.3 million, representing approximately 3.6% and 3.0 % of revenues in the fourth quarter of 2010 and 2009, respectively.

Income from Operations - Income from operations was $9.7 million in the fourth quarter of 2010, or 16.6% of sales, as compared to operating income of $4.8 million, or 11.2% of sales in the fourth quarter of 2009, largely as the result of the higher margin ICM business. Operating margins increased from 11.2% in the fourth quarter of 2009 to 16.6% in the fourth quarter of 2010.

Net Income - Net income for the fourth quarter of 2010 increased 95% to $7.2 million, or $0.25 per fully diluted share, compared to $3.7 million, or $0.13 per fully diluted share, in the fourth quarter of 2009, based on 28.7 million and 27.3 million shares outstanding, respectively.

Full-year 2010 Results
Sales - Revenues for the year ended December 31, 2010 were $196.7 million, up 53% from $128.4 million in 2009. ECSS revenues, consisting of procurement-fulfillment, spot component sales and supply chain management services, grew 5.5% to $135.5 million for 2010 from $128.4 million in 2009, and were driven by the Company’s ability to leverage, economies of scale and purchasing power from suppliers while meeting manufacturer customers sourcing needs with preferential pricing and enhanced inventory management. We anticipate increased demand for supply chain management services in 2011 originating from new design house customers. ICM revenues were $61.2 million due to robust demand for mobile phones from customers in developing countries.

"We are pleased with our financial performance during the fourth quarter and full year 2010. We achieved a significant milestone by meeting our 1 million phones production goal as we generated over $60 million in ICM sales from a business which began just over one year ago.  We continue to leverage the information exchange between our two business segments to provide integrated solutions to customers operating in the electronic marketplace," said Harry Cochran, Chief Executive Officer of SinoHub. “We are extremely enthusiastic about continued growth in our ICM business and expect to produce over 3 million phones in 2011, with a meaningful portion expected to come from sales of higher priced, higher margin smart phones.”

Full-year 2010 Revenue Breakdown By Activity (USD in thousands) (audited)
(years ended December 31)	2010	2009	CHANGE

Electronic Component Sales and Services (ECSS) % of Sales	$135,461 68.9%	$128,408 100.0%	+5.5%
Integrated Contract manufacturing (ICM) % of Sales	$61,232 31.1%	--	--
Total Sales	$196,693	$128,408	+53.2%

Gross Profit and Gross Margin - Gross profit for 2010 totaled $37.8 million, an increase of 69% over $22.4 million in 2009. Gross profit margins increased from 17.4% in 2009 to 19.2% in 2010.

Operating Expenses - Total operating expenses were $11.8 million or 6.0% of revenues in 2010, compared to $6.2 million, or 4.8% of revenues in 2009. Selling, general and administrative expenses increased to $8.7 million in 2010 from $5.0 million in 2009, representing approximately 4.4% of revenues in 2010 compared to 3.9% in 2009. Salaries and fringe benefits to support higher headcount in our growing ICM business drove the increase in SG&A. Other significant factors were customs clearance and management fees, logistics fees, staff travel, and factory, office and warehouse rent to support the general growth in sales and expanded operations. Depreciation was $1.3 million in 2010, compared to $553,000 in 2009 with the increase due primarily to additional leasehold improvements.

Income from Operations - Income from operations was $26.1 million in 2010, or 13.3% of sales, as compared to operating income of $16.2 million, or 12.6% of sales in 2009.

Net Income - Net income for the year ended December 31, 2010 increased 54% to $19.1 million from $12.4 million with corresponding fully diluted earnings per share of $0.67 compared to $0.48 in 2009 based on 28.4 million and 25.7 million fully diluted shares, in each respective period.

Liquidity and Capital Resources
SinoHub's working capital was $57.5 million on December 31, 2010, up from $39.4 million at the end of 2009, and the Company had a current ratio of 2.4 to 1 at December 31, 2010 compared to a current ratio of 3.2 to 1 at December 31, 2009. Inventories were approximately $14.6 million and accounts receivables were $45.7 million on December 31, 2010, compared to approximately $11.6 million and $28.8 million on December 31, 2009, respectively. The increase in inventory and accounts receivable was roughly proportional to the increase in sales.

Full-year 2011 Revenue Guidance
For full fiscal year 2011, SinoHub is providing revenue guidance of $255 million, representing anticipated year-over-year growth of 30% over 2010.

Business Outlook for 2011
In April 2010, SinoHub commenced operations at its new 104,400 sq. ft. manufacturing facility located in the Bao'an district of Shenzhen, China, to launch its new custom design mobile phone business unit. By operating its own manufacturing facility, the Company has been able to manage product quality more efficiently, enable the timely delivery of phones for both initial and rush orders, and generate higher operating margins.

SinoHub produced approximately 1.15 million mobile handsets in 2010. The Company recently expanded its production facility from 4 assembly lines, adding four more in the third quarter of 2010 for a total of 8 lines with annual output capacity of approximately 3.6 million handsets, or 300,000 handsets per month, to support future growth. The Company started with 3 high speed surface mount (SMT) lines and added four in the fourth quarter of 2010, ending the year with 7 high speed  lines with production capacity of over 630,000 mobile phone motherboards per month.

During its first year of operations, the ICM business generated $61.2 million of revenues, with gross margins of 18.9%. Management expects ICM margins to benefit as it makes further improvements in operating efficiencies and product mix, including increased smart phone production, while decreasing contract printed circuit board assembly production work in favor of utilizing motherboard production for its products.  We also expect that over time, and in product cycles, these benefits may be offset somewhat by competitive pricing pressures.

“During the past year I have led the sales efforts for our ICM business and am convinced that we entered the market at an opportune time,” stated President Lei Xia. “With a higher handset replacement rate in developing countries and private label phone manufacturers continuing to gain market share, we believe we are well positioned to participate in the robust growth currently taking place in the emerging markets. Securing our first smart phone orders was a significant milestone and provides us the opportunity to fully leverage the online joint design capabilities we developed for our clients, while producing higher priced, higher margin phones. We secured orders from customers such as China Unicom, which had 166 million subscribers, including 12.8 million 3G subscribers, at the end of 2010, and HT Mobile in Indonesia, which sells between 500,000 and 600,000 phones per month, which we believe validates our business model and puts us on a path to secure much larger orders and drive incremental growth during 2011.”

Conference Call and Webcast
SinoHub will hold a conference call on Monday March 14, 2010 at 10:00 a.m. EST to discuss the Company's fourth quarter and year-end 2010 financial results. Interested participants should call 877-941-1427 when calling within the United States or 480-629-9664 when calling internationally. The passcode is 4424326.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link: http://viavid.net/dce.aspx?sid=000082F3, or visiting http://www.viavid.net, where the Webcast can be accessed through March 19, 2011. The Webcast will be accessible live and on an archived basis via the Company's Web site (http://www.sinohub.com/investors).

To hear a replay interested parties may also call 1-877-870-5176 when calling within the United States or 1-858-384-5517 when calling internationally (passcode 4424326) through March 21, 2011.

About SinoHub
SinoHub, Inc., founded in 2000 by veteran entrepreneur Harry Cochran and electronics industry veteran Lei Xia to play a part in the electronics revolution in China, provides integrated contract manufacturing, electronic component purchasing, and world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China. SinoHub conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the People's Republic of China and its wholly-owned B2B Chips subsidiary in Hong Kong, which offers electronic component purchasing and integrated contract manufacturing services currently focusing on the mobile phone market. For more information, visit the Company's Web site at www.sinohub.com and the B2B Chips Web site at www.b2bchips.com.

Cautionary Statement Regarding Forward-looking Information
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the Company's ability to expand its customer base, the ability to access capital for such expansion, assumptions concerning future economic and competitive conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

SinoHub, Inc.
Cathy Hu
+86-755-2661-1080
cathy.hu@sinohub.com

In the U.S.:
HC International, Inc.
Ted Haberfield
+1-760-755-2716
thaberfield@hcinternational.net

(Financial Tables Follow)

SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2010	December 31, 2009

CURRENT ASSETS
Cash and cash equivalents	$4,524,000	$8,347,000
Restricted cash	32,059,000	7,595,000
Accounts receivable, net	45,686,000	28,828,000
Inventories, net	14,631,000	11,647,000
Prepaid expenses and other current assets	704,000	650,000
Deposit with suppliers	1,308,000	-
Total current assets	98,913,000	57,067,000

PROPERTY AND EQUIPMENT, NET	11,190,000	2,271,000

TOTAL ASSETS	$110,103,000	$59,338,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$865,000	$1,209,000
Customer deposits	107,000	1,348,000
Accrued expenses and other current liabilities	709,000	731,000
Bank borrowings	37,299,000	11,793,000
Capital lease obligations – current portion	756,000	-
Income and other taxes payable	1,712,000	2,605,000
Total current liabilities	41,449,000	17,686,000

LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	845,000	-

TOTAL LIABILITIES	42,294,000	17,686,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized;	-	-
no shares issued
Common stock, $0.001 par value, 100,000,000 shares authorized;	29,000	27,000
28,570,859 shares and 26,669,605 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively
Additional paid-in capital	22,426,000	17,239,000
Retained earnings
Unappropriated	41,691,000	22,725,000
Appropriated	934,000	787,000
Accumulated other comprehensive income	2,730,000	874,000
Total stockholders’ equity	67,809,000	41,652,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,103,000	$59,338,000

SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year ended December 31,
	2010	2009
NET SALES
ECSS business	$135,461,000	$128,408,000
ICM business	61,232,000	-
Total net sales	196,693,000	128,408,000
COST OF SALES
ECSS business	109,237,000	106,020,000
ICM business	49,631,000	-
Total cost of sales	158,868,000	106,020,000

GROSS PROFIT	37,825,000	22,388,000

OPERATING EXPENSES
Selling, general and administrative	8,671,000	4,982,000
Professional services	777,000	1,122,000
Stock compensation expense	263,000	184,000
Stock option compensation amortization	433,000	252,000
Depreciation	1,284,000	553,000
Provision for / (Write back of) bad debts	329,000	(890,000)
Total operating expenses	11,757,000	6,203,000

INCOME FROM OPERATIONS	26,067,000	16,185,000

OTHER INCOME (EXPENSE)
Interest expense	(459,000)	(122,000)
Interest income	237,000	20,000
Other, net	15,000	5,000
Total other expense	(207,000)	(96,000)

INCOME BEFORE INCOME TAXES	25,861,000	16,089,000
Income tax expense	6,749,000	3,725,000

NET INCOME	19,112,000	12,364,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	1,856,000	64,000

COMPREHENSIVE INCOME	$20,968,000	$12,428,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.68	$0.49
Weighted average number of shares-basic	28,236,000	25,079,000
Net income per share-diluted	$0.67	$0.48
Weighted average number of shares-diluted	28,419,000	25,677,000

SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,112,000	$12,364,000
Adjustments to reconcile net income to cash provided by (used in) operation:
Depreciation - operating expenses	1,284,000	553,000
Depreciation - cost of sales	360,000	-
Provision for / (Write back of) bad debts	329,000	(890,000)
Stock compensation expense	263,000	184,000
Stock option compensation amortization	433,000	252,000
Stock issued for professional services	-	60,000
Changes in operating assets and liabilities:
Accounts receivable	(15,814,000)	(5,597,000)
Inventories	(2,524,000)	(11,204,000)
Prepaid expenses and other current assets	(30,000)	(279,000)
Deposit with suppliers	(1,276,000)	-
Accounts payable	(375,000)	442,000
Customer deposits	(1,256,000)	1,348,000
Accrued expenses and other current liabilities	(45,000)	496,000
Income and other taxes payable	(957,000)	(794,000)
Net cash used in operating activities	(496,000)	(3,065,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase of restricted cash	(24,465,000)	(7,221,000)
Purchase of property and equipment	(9,448,000)	(2,140,000)
Net cash used in investment activities	(33,912,000)	(9,361,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock , net of costs	4,470,000	2,650,000
Proceeds from exercise of warrants and options, net of costs	22,000	2,567,000
Bank borrowing proceeds	57,721,000	21,529,000
Bank borrowing repayments	(31,663,000)	(11,859,000)
Repayments of capital lease obligations	(835,000)	-
Net cash provided by financing activities	29,716,000	14,887,000

EFFECT OF EXCHANGE RATES ON CASH	871,000	26,000

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,822,000)	2,487,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,347,000	5,860,000

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,524,000	$8,347,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$459,000	$122,000
Cash paid for income tax	$6,755,000	$3,672,000
Equipments acquired under capital leases	$1,562,000	$-